Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 28, 2004, is among Assured Guaranty Ltd., a Bermuda corporation (the “Company”), ACE Limited, a Cayman Islands corporation (“ACE”), and ACE Bermuda Insurance Ltd., a Bermuda corporation (“ACE Bermuda”).

RECITALS

A.            The Company, ACE and ACE Bermuda are parties to a Master Separation Agreement dated as of the date hereof relating to the formation of the Company and this Agreement is a condition precedent to ACE and ACE Bermuda performing its respective obligations thereunder.

B.            The Company will effect an initial public offering of certain common shares of the Company beneficially owned by ACE Bermuda and ACE Financial Services Inc., a Delaware corporation, pursuant to a Registration Statement on Form S-1 (the “Public Offering”).

C.            After the completion of the Public Offering, ACE Bermuda will beneficially own approximately 35% (approximately 25% if the over-allotment option granted to the underwriters in the Public Offering is exercised in full) of the outstanding common shares of the Company.

D.            The Company has agreed to provide the registration rights specified in this Agreement to ACE, its affiliates and holders of the Registrable Shares (as defined below), including ACE Bermuda, following the Public Offering, and the Company, ACE and ACE Bermuda are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in the Master Separation Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company, ACE and ACE Bermuda hereby agree as follows:

Section 1.  Definitions.  In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“ACE Entity” means ACE and any and all Subsidiaries of ACE.

“Board” means the board of directors of the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the common shares of the Company.

“Effective Period” means the period beginning on the Shelf Effective Date and ending on the earlier of (1) 36 months after the Shelf Effective Date or (2) the date that the Holders have received an opinion of counsel to the Company, in form and substance reasonably acceptable to the Holders, that the Holders can sell all of their Registrable Shares pursuant to Rule 144 promulgated under the Securities Act without regard to the volume limitations contained in paragraph (e) of such Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means each of the ACE Entities that holds Common Shares and their respective successors and assigns contemplated by Section 13 hereof.

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Registrable Shares” means, at any time, the Common Shares owned by the ACE Entities and Common Shares transferred by the ACE Entities in accordance with Section 13 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Effective Date” means the date that the Shelf Registration Statement is declared effective by the Commission.

“Subsidiary” of any Person means any other Person of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

“Target Effective Date” means the date that is 90 days after the Target Filing Date.

“Target Filing Date” means 30 days following receipt of written notice from ACE pursuant to Section 2(b).

Section 2.  Demand Registrations.

(a)           Long-Form Registrations. Subject to the terms of this Agreement, the Holders of at least a majority of the Registrable Shares may, at any time beginning 180 days after the effective date of the Registration Statement for the Public Offering, request registration under the Securities Act on Form S-1, Form S-2 or any similar long-form registration, of Registrable Shares with an expected aggregate price to the public of at least $5.0 million.  A registration requested pursuant to this Section 2(a) is referred to as a “Long-Form Demand Registration.” The Company is required to effect no more than two Long-Form Demand Registrations.

(b)           Short-Form Registration. If at any time the Company becomes eligible to register Common Shares for resale by a Holder thereof on Form S-3 (or any successor short-form registration statement), it shall promptly give notice thereof to each Holder and, at any time thereafter, a majority of the Holders may give written notice to the Company to register their Registrable Shares for resale on such Form S-3 (or successor form).  Upon receipt of such notice, the Company shall prepare and file with the Commission no later than the Target Filing Date a “shelf registration statement” on Form S-3 (or successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, covering all of the Registrable Shares then owned by the Holders that have notified the Company of their intention to participate (the “Shelf Registration Statement,” and collectively with the Long-Form Demand Registration, the “Demand Registrations”). The Company will use its reasonable best efforts to have the Shelf Registration Statement declared effective on or before the Target Effective Date and to keep such Shelf Registration Statement continuously effective for the Effective Period (or such shorter period which will terminate when all Registrable Shares covered by such Shelf Registration Statement have been sold or withdrawn by the Holders, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any Holder of Registrable Shares to which such Shelf Registration Statement relates, and the Company agrees to furnish to the Holders, their counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

(i)            The Company may require each Holder of Registrable Shares to which such Shelf Registration Statement relates to furnish to the Company, upon reasonable notice, such information concerning the Holder and the distribution of the Registrable Shares as the Company may from time to time reasonably request, upon reasonable notice.

(ii)           The Company shall not be deemed to have satisfied its obligations under this Section 2(b) until the Shelf Registration Statement has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto (including keeping the Shelf Registration Statement effective for the Effective Period), provided, however, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Shares pursuant to such Shelf Registration Statement may legally resume and the period of time during which sales under the Shelf Registration Statement were suspended shall be added to the Effective Period. If a registration requested pursuant to this Section 2(b) is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 2(b).

(c)           Notice of Demand Registrations.  Whenever securities of the Company are to be registered under the Securities Act pursuant to a Demand Registration, the Company will give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of the demand registration rights pursuant to this Section 2 and at least 20 days prior to the filing of any registration statement) to the Holders of its intention to effect such a registration and will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after the Company’s notice has been given, subject to Section 2(e) hereof.

(d)           Selection of Underwriters.  If the Holders so elect, the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of an underwritten offering.  If they so elect, the Holders participating in such Demand Registration shall select one or more nationally recognized firms of investment bankers reasonably satisfactory to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably satisfactory to the Company to be used in connection with the offering.

(e)           Priority on Demand Registrations. If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Shares and other securities requested to be included in such offering creates a substantial risk that the price per share of the Common Shares will be reduced, the Company will include in such Registration, prior to the inclusion of any securities which are not Registrable Shares, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold in such offering without creating such a risk, allocated pro rata among the participating Holders (or, if an ACE Entity is a participating Holder, as designated by ACE).

(f)            Restrictions on Registrations. The Company may postpone for a reasonable period not to exceed 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company shall furnish to the Holders of Registrable Shares to be included in such Demand Registration a certificate signed by the Company’s Chief Executive Officer stating that the Board has determined reasonably and in good faith that such filing would require disclosure of a material fact concerning the Company (which the Company is not otherwise required to disclose) that would have a material adverse effect on the Company or adversely affect any plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or capital stock or other securities of any other entity, or any financing, acquisition, reorganization, merger, amalgamation, consolidation, tender offer or other significant transaction; provided, that the right to postpone may not be exercised for more than 120 days in any 12-month period. The Company will not include in any Demand Registration that is an underwritten offering any securities which are not Registrable Shares without the written consent of the Holders of a majority of the Registrable Shares to be included in such registration.

Section 3.  Piggyback Registrations.

(a)           Right to Piggyback.  Whenever Common Shares of the Company are to be registered under the Securities Act (other than pursuant to a Demand Registration and other than pursuant to a registration statement on Form S-4 or Form S-8 or successor forms) and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights by holders of the Company’s securities other than the Registrable Shares and at least 20 days prior to the filing of any registration statement) to the Holders of its intention to effect such a registration and will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after the Company’s notice has been given, subject to Sections 3(b) and 3(c) hereof.  The Company will have the right to select the managing underwriters in any underwritten Piggyback Registration in which the Company is selling Common Shares.  If a Holder desires to include such Holder’s Registrable Shares in a Piggyback Registration that is an underwritten offering, such Holder shall, as a condition to including such Holder’s Registrable Shares, enter into an underwriting agreement containing customary terms and conditions, including customary representations and indemnities (provided that such indemnities shall not be given by any subsidiary of the Company where such subsidiary may not give such indemnity without being in breach of applicable law or with minimum solvency or liquidity regulation).

(b)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such offering in the registration creates a substantial risk that the price per share of the Common Shares will be reduced in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Shares requested to be included in such registration, allocated pro rata among the participating Holders (or, if an ACE Entity is a participating Holder, as designated by ACE), and (iii) third, other securities requested to be included in such registration.

(c)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (an “Initiating Securityholder”), and the managing underwriters advise the Company that in their opinion the inclusion of the number of securities requested to be included in such offering creates a substantial risk that the price per share of the Common Shares will be reduced in such offering, the Company will include in such registration (i) first, the Registrable Shares requested to be included in such registration, allocated pro rata among the participating Holders (or, if an ACE Entity is a participating Holder, as designated by ACE), and (ii) second, the securities to be offered by the Initiating Securityholder and the Company in such amounts as agreed upon between the Initiating Securityholder and the Company.

(d)           Other Registrations.  If the Company has previously filed a registration statement which includes Registrable Shares pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of 90 days has elapsed from the effective date of such previous registration, without the prior consent of the Holders of a majority of the Registrable Shares covered by such previous registration statement.

Section 4.  Holdback Agreements.  (a)  Unless the underwriters managing the registered public offering otherwise agree, (i) the Company will not effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to and during the 90-day period beginning on the effective date of the underwriting agreement relating to any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to a registration on Form S-4 or Form S-8 or successor forms) (the “Holdback Period”).

(b)           Unless the underwriters managing the registered public offering otherwise agree, no Holder will effect any public sale or distribution of the equity securities of the Company held by such Holder (including sales pursuant to Rule 144), or any securities convertible into or exchangeable or exercisable for such securities, or engage in any hedging transactions relating to the same, during the Holdback Period relating to an underwritten Demand Registration or an underwritten Piggyback Registration.

5.  Registration Procedures.

(a)           Whenever a Holder has requested that any Registrable Shares be registered pursuant to the terms of this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i)            prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus usable and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as the Registrable Shares registered thereunder have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided that, at least five business days prior to filing a registration statement or prospectus or any amendments or supplements thereto, excluding documents incorporated by reference after the initial filing of the registration statement, the Company shall furnish to the Holders of the Registrable Shares covered by such registration statement (the “Selling Holders”), Selling Holders’ counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders’ counsel and the underwriters, if any, and the Company will not, unless required by law, file any registration statement or amendment thereto or any prospectus or any supplement thereto to which Holders of at least a majority of the Registrable Shares covered thereby (the “Objecting Party”) shall reasonably object, pursuant to notice given to the Company prior to the filing of such amendment or supplement (the “Objection Notice”) and no later than five business days after receipt of the documents to which the Objection Notice relates. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five business days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and shall use its best efforts to prevent the entry of such stop order or to remove it at the earliest possible moment if entered;

(iii)          furnish to each Selling Holder and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Selling Holder or the sale of such securities by such underwriters;

(iv)          use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to the security holders as soon as practicable after the effective date of the applicable registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(v)           use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be necessary or desirable to enable such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by such Selling Holder (provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or consent to general service of process in any such jurisdiction);

(vi)          cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii)         enter into customary agreements (including underwriting agreements) and take all such other actions as a Selling Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

(viii)        make available for inspection by the Selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent designated by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any such records, documents, properties and information provided by the Company that is designated in writing by the Company in good faith as confidential at the time of delivery of such records, documents, properties or information, as applicable, shall be kept confidential by all such Persons unless (x) disclosure thereof is made in connection with a court proceeding or required by law (provided, however that each such Person shall, upon learning that disclosure of such records, documents, properties or information, as applicable, is sought in a court proceeding or required by law, give notice to the Company to allow the Company to undertake appropriate action to prevent disclosure at the Company’s sole expense), or (y) such records, documents, properties or information, as applicable, has previously been made or becomes available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality;

(ix)           cause the Company’s officers, directors and employees to participate in marketing efforts as reasonably requested by the underwriters, including participating in “roadshow” meetings with potential investors;

(x)            notify each Selling Holder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming apart of such registration statement has been filed;

(xi)           notify each Selling Holder of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(xii)          prepare and file promptly upon the request of any Selling Holder, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel selected by such Selling Holder, with the Commission as required under the Securities Act or Exchange Act or the rules and regulations thereunder and with the Registrar of Companies in Bermuda in accordance with Bermuda Companies Act 1981 (“Companies Act 1981”) and elsewhere as may be required under applicable law in connection with the distribution of Registrable Shares by such Selling Holder;

(xiii)         prepare and promptly file with the Commission and the Registrar of Companies in Bermuda or elsewhere as may be required under any applicable law and promptly notify each Selling Holder of such Registrable Shares of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act or the Companies Act 1981 or under any applicable law, any event shall have occurred as the result of which any such prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xiv)        at the request of any Selling Holder in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement a customary opinion of counsel, addressed to the underwriters and the Holders, covering such matters as such underwriters and Holders may reasonably request;

(xv)         obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Selling Holder (provided such Selling Holder furnishes the accountants with such representations as the accountants customarily require in similar situations) and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and

(xvi)        deliver such documents and certificates as may be reasonably requested by the Selling Holders and the underwriters, including those to evidence compliance with any customary conditions contained in the underwriting agreement.

(b)           The Company may require the Holders to furnish to the Company such information regarding the distribution of such securities and such other information relating to the Holders participating in such distribution and the ownership by the Holders of Registrable Shares as the Company may from time to time reasonably request in writing.  Each Holder shall furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 6.  Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with federal, state and foreign securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange.  In addition, the Company shall reimburse the Holders for the reasonable fees and disbursements of one firm of legal counsel in connection with any registration under this Agreement.

Section 7.  Indemnification.

(a)           The Company agrees to indemnify, to the fullest extent permitted by law, each seller of Registrable Shares, its officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees except as limited by Section 7(c)) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any Federal or state securities laws, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such seller expressly for use therein or by such seller’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such seller with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the sellers of Registrable Shares.  The reimbursements required by this Section 7(a) will be made by periodic payments during the course of the investigation or defense, promptly after bills are received or expenses incurred.

(b)           In connection with any registration statement in which a seller of Registrable Shares is participating, each seller will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees except as limited by Section 7(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such seller; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to the number of Registrable Shares sold by each such seller divided by the total number of Registrable Shares included in such registration statement, and provided further that such liability will be limited to, in any event, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement.

(c)           If any action is brought in respect of which indemnity may be sought pursuant to this Agreement, the Person seeking indemnification (the “indemnified party”) shall promptly notify the Person against whom indemnification is sought (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify will not relieve the indemnifying party from any liability that it may have to the indemnified party under this Section 7 to the extent the indemnifying party is not materially prejudiced as a result thereof, and in no event shall it relieve the indemnifying party from any liability it may have otherwise than pursuant to this Section 7), and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party or parties and payment of expenses.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or parties within a reasonable time or (iii) such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party and may present a conflict for counsel representing the indemnified party or parties and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) for the indemnified parties in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement effected without its written consent unless the indemnifying party shall have failed to assume the defense of such action or reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7(c) within 30 days after receipt by the indemnifying party of the request therefor.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment in any action in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the indemnified parties from all liability arising out of the action.

 (d)          If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the fullest extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the matters that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission; provided, that in no event shall the amounts payable in indemnity by a Holder under Section 7 exceed the net proceeds received by such Holder in the registered offering out of which such indemnification arises. No party guilty of fraudulent misrepresentation under Section 11(f) of the Securities Act shall be entitled to contribution under this Section 7(d).

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten pubic offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

Section 8.  Compliance with Rule 144.  At any time and from time to time after the Company has a class of securities registered under Section 12 of the Exchange Act, the Company will (i) make available to the public and the Holders such information as will enable the Holders to make sales pursuant to Rule 144 promulgated under the Securities Act, and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act.

Section 9.  Underwritten Registrations.  Each Holder shall agrees that, in connection with any underwritten offering, such Holder will (a) sell its Registrable Shares on the basis provided in any underwriting arrangements governing such underwritten offering and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 10.  Adjustments Affecting Registrable Shares.  The Company will not knowingly take any action, or knowingly permit any change to occur, with respect to its securities which would materially adversely affect the ability of the Holders to include Registrable Shares in a registration undertaken pursuant to this Agreement or which would materially adversely affect the marketability of such Registrable Shares in any such registration.

Section 11.  Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 12.  Amendments and Waivers.  Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and ACE, and ACE Bermuda.  Any waiver, permit, consent or approval of any kind or character on the part of any Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

Section 13.  Successors and Assigns.  The rights to cause the Company to register Registrable Shares granted pursuant to this Agreement may be transferred or assigned by any Holder to a transferee or assignee that acquires from such Holder and any other Holder an amount of Registrable Shares equal to at least 5% of the Common Shares then outstanding, provided, however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, under this Agreement and that such transferee or assignee executes and delivers a copy of this Agreement to the Company.

Section 14.  Termination.  Except as otherwise provided in this Agreement and except for the provisions of Section 7, the rights of a Holder under this Agreement shall remain in effect with respect to the Registrable Shares of such Holder until such Registrable Shares (i) have been sold under an effective registration statement; (ii) have been sold to the public pursuant to Rule 144 under the Securities Act; or (iii) may be resold, without regard to the volume limitations, under Rule 144 under the Securities Act.

Section 15.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

Section 16.  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 17.  Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

Section 18.  Notices. Any notices required or permitted to be sent hereunder shall be delivered personally, or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon receipt, if delivered personally, or mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

If to the Company, to:

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM08 Bermuda

Attention: General Counsel

If to an ACE Entity:

ACE Limited

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM08 Bermuda

Attention: General Counsel

If to any other Holder:

To the address specified in writing by such Holder.

Section 19.  Governing Law; Dispute Resolution.  (a)  The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of New York applicable to contracts made and to be performed in that state.

(b)           Mandatory Arbitration.  The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement and/or the transactions contemplated hereunder, including effect, validity, breach, interpretation, performance, or enforcement (collectively, a “Dispute”) to binding arbitration in New York, New York at the offices of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) before an arbitrator (the “Arbitrator”) in accordance with JAMS’ Arbitration Rules and Procedures and the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. The Arbitrator shall be a former federal judge selected from JAMS’ pool of neutrals.  The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute.

(c)           Costs.  The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in Section 19(d) hereof, as applicable (including, without limitation, actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision.

(d)           Injunctive Relief.  Nothing herein prevents the parties hereto from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrator.  The parties hereby agree that they shall continue to perform any and all obligations under this Agreement pending the hearing before and determination of the Arbitrator, it being agreed and understood that the failure to so perform will cause irreparable harm to each party and its affiliates and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

(e)           Discovery.  The parties shall be entitled to reasonably discovery, including a production of non-privileged documents and answers to a reasonable number of interrogatories.  Depositions may be ordered by the arbitrator upon a showing of need.

(f)            Courts.  The parties agree that the State and Federal courts in The City of New York shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes to arbitration and of any award of the Arbitrator.

Section 20.  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.  Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

ASSURED GUARANTY LTD.

By:	/s/ Robert B. Mills
Name: Robert B. Mills
Title: Chief Financial Officer

ACE LIMITED

By:	/s/ Peter Mear
Name: Peter Mear
Title: General Counsel and Secretary

ACE BERMUDA INSURANCE LTD.

By:	/s/ Andrew M. Gibbs
Name: Andrew M. Gibbs
Title: Chief Financial Officer